                                                                   EXHIBIT 10.32


                         LEVI STRAUSS ASSOCIATES INC.
                          LONG-TERM PERFORMANCE PLAN

                (AS AMENDED AND RESTATED THROUGH AUGUST 1, 1988)

ARTICLE 1.  ESTABLISHMENT AND PURPOSE
-------------------------------------

     The Company adopted the Plan effective as of June 20, 1986 and the Plan was last amended and restated an August __, 1988. The purpose of the Plan is to provide selected key Employees with long-term incentive compensation and a material inducement to advance the Company's growth as well as providing the Company with a valuable tool for the recruitment and retention of key Employees of outstanding ability. To this end, the Plan provides for the issuance of Rights which may entitle the holder to receive certain cash amounts.

ARTICLE 2.  ADMINISTRATION
--------------------------

     The Plan shall be administered by the Committee, which has been authorized to act on behalf of each Participating Company. The Committee shall determine the meaning and application of the provisions of the Plan. The act of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by a majority of all Committee members, shall be valid acts of the Committee. Subject to the terms of the Plan, the Committee shall have the exclusive authority and absolute discretion to act on the following matters:

     a.   The selection of the Employees who are to become Participants;

     b. The determination of the number of Rights to be granted to each Participant;

     c.   Any waiver of the Plan's forfeiture conditions;

     d. The adoption, amendment or rescission of rules, procedures and forms relating to the Plan;

     e.   The determination of Performance Unit Value; and

     f. Any other actions the Committee deems necessary or advisable for the administration of the Plan.

     All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action he or she has taken, or has failed to take, in good faith with respect to the Plan or any Right.

ARTICLE 3.  ELIGIBILITY
-----------------------

     The Participants shall be selected by the Committee from those key Employees who, in the opinion of the Committee, are in a position to contribute materially to the Participating

Company's continued growth, development and long-term financial success. Participation may be based on the recommendations of the Company's Chief Executive Officer, subject to the Committee's approval.

ARTICLE 4.  TERMS AND CONDITIONS OF RIGHTS
------------------------------------------

      4.1  General.  Each Award of Rights granted Under the Plan shall be
           -------
evidenced by a letter from the Committee to the Participant. The award shall be subject to all of the terms of the Plan and such other conditions as the Committee may deem appropriate in each case.

      4.2  Vesting.  One third of the Rights included in a Participant's award
           -------
shall vest on each of the third, fourth and fifth anniversaries of the Date of Grant of such award, but only if the Participant's service as an Employee has been continuous from when the letter described in Section 4.1 is sent to employee to the date of vesting. The Committee, at its sole discretion, may accelerate the vesting of any or all outstanding Rights.

      4.3  Payment.  The amount payable with respect to each vested Right shall
           -------
be equal to the Performance Unit Value. Payment shall be made to the Participant in cash as soon as reasonably practicable after the Rights vest at
the end of the third, fourth and fifth years respectfully.   Interest computed
from the end of the third year of an award will be paid on amounts vesting at the end of the fourth and fifth year unless the Participant elected to defer receipt under Article 5 of this Plan. Interest shall be computed at a monthly interest rate equal to one-twelfth (1/12) of the annual rate charged for commercial loans to most credit-worthy customers, as most recently announced by Bank of America or such other financial institution as determined by the Committee, effective as of the last day of the calendar month in which such interest is computed.

      4.4  Death, Disability or Retirement.  In the event that a Participant
           -------------------------------
ceases to be an Employee by reason of death, Disability or Retirement, a payment shall be made to the Participant (or, in the event of the Participant's death, to his or her beneficiary) for nonvested Rights provided that the participant has reached the third, anniversary of the Data of Grant.

     Payment shall be made to the Participant (or his or her Beneficiary) in a single lump sum in cash as soon as reasonably practicable after the Participant ceased to be an Employee, unless the Participant has elected a valid deferral under Article 5 of this Plan.

      4.5  Other Termination of Employment.  Except to the extent that a payment
           -------------------------------
is made under Section 4.4, all nonvested Rights held by a Participant when he or she ceases to be an Employee shall be forfeited. In addition, an Employee of a Participating Company shall cease to be an Employee for purposes of Section 4.5 as of the date his or her employer ceases to be a Participating Company.

      4.6  Leaves of Absence.  For purposes of the Plan, employment shall be
           -----------------
deemed to continue while the Participant is on a Company approved leave of absence of no more than 6 months.

      4.7  Withholding Taxes.  Such amounts as may be required by law shall be
           -----------------
withheld from any payment under the Plan.

       4.8  Nontransferability of Rights.  All Rights shall be nontransferable,
            ----------------------------
except that a Right may be transferred to a Beneficiary upon a Participant's death, as provided in section 4.4. Any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to any Right shall be void and, at the Committee's option, shall cause such Right to lapse.

       4.9  No stockholder Rights.  No Participant shall have any Rights as a
            ---------------------
stockholder of the Company by virtue of an award of Rights, including (without limitation) the right to vote or to receive dividends or liquidation distributions.

ARTICLE 5.  ELECTION TO DEFER COMPENSATION
------------------------------------------

       5.1  Total Long-Term Performance Plan Amounts Eligible for Deferral.
            --------------------------------------------------------------
Except as provided in Subsection 5.5(f), any domestic Participant who is a common-law employee of the Company may elect to defer a portion or all of the amounts payable under the Long-Term Performance Plan pursuant to this Article 5. The minimum amount that may be deferred is the greater of $5,000 or five percent (5%) of each Right. A director who is not a common-law employee of the Company may elect to defer a portion or all of the amounts payable under the Long-Term Performance Plan only pursuant to the terms of the Levi Strauss Associates Inc. Deferred Compensation Plan for Outside Directors.

       5.2  Time for Filing Election.  A deferral election shall be made in
            ------------------------
writing to the Committee. The election mast be made at least one year prior to the initial vesting period for a given grant of units. All elections are irrevocable when the final data for deferral elections is past.

       5.3  Effect on Other Plans.  Payment made under this Plan shall not be
            ---------------------
included in "covered compensation" or "Compensation" for crediting benefits or contributions to any qualified retirement, profit sharing, stock purchase or employee savings plan.

       5.4  Interest Credit.  Interest shall be computed monthly as of the last
            ---------------
day of each calendar month on the undistributed balance of each Participant's Deferred Account at the end of such calendar month. Interest shall be computed at a monthly interest rate equal to one-twelfth (1/12) of the annual rate charged for commercial loans to most credit-worthy customers, as most recently announced by Bank of America or such other financial institution as determined by the Committee, effective as of the last day or the calendar month in which such interest is computed.

     Such interest shall be credited to the account of each Participant on the books of the employing Participating Company as of December 31 of such calendar year.

       5.5  Payment Of Deferred Compensation.
            --------------------------------

     Except as provided in subsection 5.5(f), all Deferred Accounts under the Plan shall be payable as follows:

       a.  Termination for Any Reason Other Than Death or Involuntary Discharge.
           --------------------------------------------------------------------
          In the event that the Participant's employment shall be terminated by reason of disability, retirement, voluntary termination, bona fide job elimination or for any other reason other than his death or other involuntary discharge, the amount of his Deferred Account shall be paid to him over a ten
          (10) year period in one hundred twenty (120) ratable monthly installments commencing on the first day of the calendar month following the later of the Participant's attainment of age seventy and one-half (70-1/2) or the date of the Participation's termination of employment. A Participant may, however, at the time he notifies the Committee of his election to have a portion of his total compensation for a given calendar year payable as a Deferred Account under the Plan.

          (i) Specify a date for a lump sum payment or begin monthly payments for a period longer than five (5) year, but not to exceed ten
                (10) years, over which his Deferred Account for such year shall be paid; and/or

          (ii) Specify that such monthly installments commence on other than the date of retirement but not later than his attainment of age seventy and one-half (70-1/2).

     b.   Termination of Employment by Death.  In the event that the
          ----------------------------------
          Participant's employment is terminated by death, or in the event of a Participant's death after termination of employment and payments have not commenced, the unpaid balance of his Deferred Account shall be paid to his Beneficiary over a ten (10) year period in one hundred and twenty (120) ratable monthly installments commencing on the first day of the calendar month following the later of (i) the month in which the Participant died, or (ii) the month in which the Participant would have attained age seventy and one-half (70-1/2); except that at the time a Participant notifies the Committee of his election to have a portion of the amounts payable with respect to a Right be payable as a Deferred Account under the Plan, such Participant may elect that such unpaid balance be paid in a lump sum at a designated time within the five (5) year period following his death or in ratable monthly installments over a five (5) year period or a specified longer period not to exceed ten (10) years.

     c.   Termination of Employment by Involuntary Discharge.  In the event that
          --------------------------------------------------
          a Participant's employment is terminated by involuntary termination other than death or disability, the amount of his Deferred Account shall be paid in a lump sum within thirty (30) days after his termination of employment.

     d.   Acceleration of Payments.  A Participant or, in the case of the death
          ------------------------
          of a Participant prior to the commencement of payment of Deferred Account for any year, the Participant's Beneficiary, may file a petition to accelerate payment of a Deferred Account for which no effective election as to time and method of payment has been filed. The Committee shall appoint an Outside Director to consider and act upon such petitions. The Outside Director shall have sole discretion to approve or disapprove such petitions. In the petition the Participant shall with respect to the Deferred Account specify a date for lump sum payment or a period to commence not later than the Participant's attainment of age seventy and one-half (70-1/2) or actual retirement, whichever is later, and not to end later than one hundred and twenty (120) months after the Participant would attain age seventy and one-half (70-1/2).

     e.   In-Service Payments.  The participant, in lieu of the provisions for
          -------------------
          payment of the Deferred Account set forth in Subsections 5.5 (a), (b) and (d) above, may elect payment to be made as follows: Twenty percent (20%) of the Deferred Account to be paid as soon as practical after the vesting date and as soon as possible after the amounts have been determined by the awarding company; thereafter in ratable annual installments in July of each of the following four years.

     f. Notwithstanding the aforesaid, the President and Chief Executive Officer of the Company may determine in his or her sole discretion that one or more of the payment options in Subsections 5.5 (a), (b) and (d) above shall not be available with respect to any amounts payable under the Long-Term Performance Plan by so notifying the affected Participant or Participants at least 30 days prior to the time for filing the deferral election for which such options shall not be available.

     g.   Hardship.  Upon a showing of financial hardship, the Committee, in its
          --------
          sole discretion, may direct the Company or Participating Company to pay to a Participant (or, in the event of death, to a Participant's Beneficiary) in one lump sum a portion or all of the unpaid balance of such Participant's Deferred Account to the extent necessary to alleviate the hardship. A "hardship" is an emergency beyond the control of the Participant (or his Beneficiary).

     h.   Minimum Balance.  Notwithstanding the aforesaid, in the event that a
          ---------------
          Participant's employment is terminated for any reason other than retirement and his undistributed balance (including accrued interest) under the Plan is $50,000 or less, including any balance to which in-service payment has been elected, on the last day of the full payroll period immediately prior to his termination, the amount of his Deferred Account, including any balance to which in-service payment has been elected, shall he paid in a lump sum within thirty (30) days after his termination of employment.

ARTICLE 6.  BENEFICIARY DESIGNATIONS
------------------------------------

     Upon commencement of participation, each Participant shall, by filing the prescribed form with the Committee, name a person or persons as the Beneficiary who will receive any distribution payable under the Plan in the event of the Participant's death. If the Participant has not named a Beneficiary or if none of the named Beneficiaries is living when any payment is to be made, then (a) the spouse of the deceased Participant shall be the Beneficiary, or (b) if the Participant has no spouse living at the time of such payment, the then living children of the deceased Participant shall be the Beneficiaries in equal shares, or (c) if the Participant has neither spouse nor children living at the time of such payment, the estate of the Participant shall be the Beneficiary. The Participant may change the designation of a Beneficiary from time to time in accordance with procedures established by the Committee. Any designation of a Beneficiary (or an amendment or revocation thereof) shall be effective only if it is made in writing on the prescribed form and is received by the Committee prior to the Participant's death.

ARTICLE 7.  RIGHTS UNSECURED; LOSS OF INTERESTS
-----------------------------------------------

     7.1 A Participant's Interest under the Plan and a Participant's right to receive payments from his Deferred Account (if any) under the Long-Term Performance Plan shall be an unsecured claim against the general assets of the awarding Participating Company, and no special or separate fund shall be established or other segregation of assets made to assure such payments; provided, however, that the Participating Company may establish a bookkeeping reserve to meet its obligations hereunder. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Participating Company or the Committee and any Participant or other person. To the extent that any person acquires a right to receive payments from a Participating Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Participating Company.

     7.2 A participant who has committed an act of Material Misconduct while an employee of a Participating Company, shall lose all of his or her interest, including any Right, under the Plan and shall not be entitled to receive any payment with respect to any Right nor any payment from his Deferred Account (if any) under the Plan.

ARTICLE 8.  NO EMPLOYMENT RIGHTS
--------------------------------

     No provision of the Plan, nor any Right granted under the Plan, shall be construed to give any person any right to remain an Employee. The Participating Companies reserve the right to terminate any person's service at any time, with or without cause.

ARTICLE 9.  AMENDMENTS OR TERMINATION
-------------------------------------

     The Company may amend, suspend or terminate the Plan at any time and for any reason. No Rights shall be issued after the termination of the Plan. Neither an amendment of the Plan or the termination thereof shall affect any Right which has previously become vested. The Committee may cancel a Right at any time before such Right vests under Section 4.2.

ARTICLE 10.  CHOICE OF LAW
--------------------------

     The Plan and all Rights shall be construed in accordance with the governed by the laws of the State of California.

ARTICLE 11.  DEFINITIONS
------------------------

     11.1   "Beneficiary" means the person or persons determined under
             -----------
Article 6.

     11.2   "Committee" means the Personnel Committee appointed by the Company's
             ---------
Board of Directors.

   11.3   "Company" means Levi Strauss Associates Inc., a Delaware corporation.
           -------

   11.4   "Date of Grant" means the date as of which the Committee makes an
           -------------
award of Rights, as set forth in the letter described in Section 4.1. The Date of Grant may be earlier, later or the same date that the Committee makes an award of Rights.

   11.5   "Deferred Account" means a bookkeeping entry under the Long-Term
           ----------------
Performance Plan.

   11.6   "Disability" means that the Participant is unable to engage in any
           ----------
substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than 12 months, if company is liable for purposes of disability.

   11.7   "Employee" means a common-law employee or a director of a
           --------
Participating company.

   11.8   "Material Misconduct" means the commission (by action or inaction) of
           -------------------
a criminal act or Gross Misconduct as that term is defined from time to time in the Levi Strauss & Co. Guidelines to Personnel Policy, all as determined by the committee.

   11.9   "Outside Director" means a director of the Company who is not a
           ----------------
common-law employee of the Company.

   11.10  "Participant" means an Employee who holds one or more Rights.
           -----------

   11.11  "Participating Company" means (a) the Company, Levi Strauss & Co, and
           ---------------------
Levi Strauss International and (k) other subsidiary of the Company which has been designated as a Participating Company by the Committee. A Participating Company shall cease to become a Participating Company upon the sale of its stock or the sale of all or substantially all of its assets or at such other time as designated by the Committee.

   11.12  "Performance Unit Value" means the value of each Right as determined
           ----------------------
by the Committee.

   11.13  "Plan" means this Levi Strauss Associates Inc. Long-Term Performance
           ----
Plan, as it may be amended from time to time.

   11.14  "Retirement" means that the Participant has retired under a qualified
           ----------
defined benefit pension plan of a Participating company.

   11.15  "Right" means the right to receive cash in an amount equal to any
           -----
increase in the Performance Unit Value, subject to the terms of the Plan.

ARTICLE 12.  EXECUTION
----------------------

     To record the restatement of the Plan, the following duly authorized officer of the Company pursuant to delegated authority has executed this document.

                              LEVI STRAUSS ASSOCIATES INC.



                              ____________________________________

                         LEVI STRAUSS ASSOCIATES, INC.
                           LONG-TERM PERFORMANCE PLAN

                                   AMENDMENTS

     WHEREAS, Levi Strauss Associates Inc. (the "Company") has established the Levi Strauss Associates Inc. Long-Term Performance Plan (the "LTPP");

     WHEREAS, the Company desires to amend the LTPP to provide for an orderly and systematic division of interests under the LTPP pursuant to an appropriate domestic relations order;

     WHEREAS, by resolutions duly adopted on June 18, 1992, the Board of Directors of the Company authorized Robert D. Haas, Chairman of the Board and Chief Executive Officer, to adopt certain amendments to the employee benefit plans of the Company and to delegate to any other officer of the Company the authority to adopt certain amendments to such plans (the "Delegation"); and

     WHEREAS, on June 1, 1993, pursuant to the Delegation, Robert D. Haas delegated to Donna J. Goya, Senior Vice President, the authority to amend the employee benefits plans of the Company subject to specified limits, and such delegation has not been amended, rescinded or superseded as of the date hereof;

     NOW, THEREFORE, effective as of the date hereof, the Company amends Section
4.8 of the LTPP by the addition of the following new paragraph after the existing paragraph:

     The foregoing provisions notwithstanding, any Right or entitlement to payment with respect to any Right under the Plan may be transferred to any "alternate payee," as such person is defined in section 414(p)(8) of the Code, as provided in any domestic relations order with respect to the Plan which would constitute a qualified domestic relations order within the meaning of section 414(p)(1)(A) of the Code if the Plan were subject to section 414(p) of the Code. Determinations under this paragraph, including but not limited to determination of whether an order would constitute a qualified domestic relations order, shall be made by the Committee in its sole discretion. The rights of any alternate payee hereunder are subject to the provisions of the Plan as administered with respect to alternate payees, and the committee may require an alternate payee to acknowledge that his or her rights are subject to such provisions.

     IN WITNESS WHEREOF, the undersigned has set her hand hereunto as of the date set forth below.

______________________________          ______________________________
Date                                    Donna J. Goya

                          LEVI STRAUSS ASSOCIATES INC.
                   DEFERRED COMPENSATION PLAN FOR EXECUTIVES


                          LEVI STRAUSS ASSOCIATES INC.
                           DEFERRED COMPENSATION PLAN
                             FOR OUTSIDE DIRECTORS


                          LEVI STRAUSS ASSOCIATES INC.
                           LONG-TERM PERFORMANCE PLAN

     WHEREAS, Levi Strauss Associates Inc. ("LSAI") maintains the Levi Strauss Associates Inc. Deferred Compensation Plan for Executives ("DCPE"), the Levi Strauss Associates Inc. Deferred Compensation Plan for Outside Directors ("DCPOD") and the Levi Strauss Associates Inc. Long-Term Performance Plan ("LTPP") for the benefit of persons eligible thereunder;

     WHEREAS, the DCPOD provides certain benefits to outside directors of LSAI;

     WHEREAS, the DCPE and LTPP are, in certain respects, administered by the Personnel Committee of the Board of Directors of LSAI, which Committee is comprised of outside directors of LSAI;

     WHEREAS, the stock of LSAI has been acquired by LSAI Holding Corp. ("Holdings"), and LSAI has become a subsidiary of Holdings (the "Transaction");

     WHEREAS, subsequent to the Transaction, the Board of Directors of Holdings includes outside directors, but the Board of Directors of LSAI includes no outside directors;

     WHEREAS, by resolution adopted by the Board of Directors of Holdings and LSAI on April 23, 1996, Holdings has assumed the DCPOD and the undersigned has been authorized to amend the DCPE, DCPOD and LTPP as necessary to accommodate the changes in board of director composition discussed above;

     NOW THEREFORE, effective as of April 23, 1996:

     1.   The DCPE is hereby amended as set forth below:

          a.   Section 6(d) shall be amended by the addition of a new clause
(iii) to read as set forth below:


               (iii) A request filed by an Eligible Employee or an Eligible Employee's surviving spouse or Beneficiary under Section 6(d)(i) or
          (ii) shall be filed with the Personnel Committee (the "Committee") of the Board of Directors of LSAI Holding Corp. ("Holdings"), and the disposition of such a request shall be determined by the Committee, or its delegate, in its sole discretion.

          (b) The final sentence of Article 9 shall be amended to read as follows:

               The Administrator's interpretations and constructions of the Plan and actions thereunder, except as otherwise determined by the Board of Directors of Holdings, the Committee or the Administrative Committee (for the purposes referenced in Section 6(f)), shall be binding and conclusive on all persons for all purposes.

          (c)  Article 10 shall be amended in its entirety to read as follows:

                    The Plan may be amended, suspended or terminated, in whole or in part, by the Board of Directors of Holdings or the Committee, or the delegate of either, but no such action shall retroactively impair or otherwise adversely affect the rights of any person to Deferred Compensation under the Plan which has accrued prior to the date of such action, as determined by the Administrator.

     2.   The DCPOD is hereby amended as set forth below:


          a. The name of the DCPOD, wherever it appears other than in Section 1, shall be changed to the "LSAI Holding Corp. Deferred Compensation Plan for Outside Directors."

          b. The parenthetical phrase which appears immediately below the title of the DCPOD on page 1 shall be deleted.

          c.   Section 1 shall be amended in its entirety to read as follows:

               The Levi Strauss Associates Inc. Deferred Compensation Plan for Outside Directors, which has been renamed the LSAI Holding Corp. Deferred Compensation Plan for Outside Directors (hereinafter the "Plan"), became effective upon approval by the Executive Committee of the Board of Directors of Levi Strauss & Co. on January 17, 1977, was amended and restated on July 19, 1988 and was amended from time to time thereafter by the Board of Directors of Levi Strauss Associates Inc. ("LSAI") or a delegate thereof. In connection with a transaction in which LSAI became a subsidiary of LSAI Holding Corp. (the "Company"), the Company assumed the Plan effective April 23, 1996.

          d.   Section 2 shall be amended in its entirety to read as follows:

               The persons eligible to participate in this Plan shall be those members of the Board of Directors of the Company (the "Board of Directors") who are not otherwise employed by the Company or any of its direct or indirect subsidiaries as an executive or in any other capacity. These persons are generally referred to by the Company as "outside directors."

     3.   The LTPP is hereby amended as set forth below:


          a. The first sentence of Article 9 shall be amended in its entirety to read as follows:

               The Board of Directors of Holdings or the Committee may amend, suspend or terminate the Plan at any time and for any reason.

          b.   Section 11.2 is amended to read as follows:

                    11.2 "Committee" means the Personnel Committee of Holdings'
                          ---------
               Board of Directors.

          c.   A new Section 11.7A is added to read as follows:

                    11.7A "Holdings" means LSAI Holding Corp.
                           --------

          d.   Section 11.9 is hereby amended to read as follows:

                    11.9 "Outside Director" means a director of Holdings who is
                          ----------------
               not a common-law employee of Holdings or any direct or indirect subsidiary of Holdings.

     IN WITNESS WHEREOF, the undersigned has set his hand hereunto as of July ___, 1996.


                              _______________________________________
                              Robert D. Haas
                              Chairman of the Board and Chief Executive Officer

                         LEVI STRAUSS ASSOCIATES, INC.
                           LONG-TERM PERFORMANCE PLAN

                                   AMENDMENTS


     WHEREAS, Levi Strauss & Co. (the "Company") maintains the Levi Strauss Associates Inc. Long-Term Performance Plan (the "LTPP") as the successor to Levi Strauss Associates Inc.;

     WHEREAS, the Company desires to amend the LTPP to clarify the disposition of Rights in the event of a Participant's disability or leave of absence and to limit deferrals of amounts payable to provide for required tax payments;

     WHEREAS, Article 9 of the LTPP provides that the Company may amend the LTPP at any time and for any reason;

     WHEREAS, by resolutions duly adopted on April 23, 1996, the Board of Directors of the Company authorized Robert D. Haas, Chairman of the Board and Chief Executive Officer, to adopt certain amendments to the Plan and to delegate to certain other officers of the Company the authority to adopt certain amendments to the Plan;

     WHEREAS, on May 2, 1996, Robert D. Haas delegated to Donna J. Goya, Senior Vice President for Global Human Resources, the authority to amend the Plan, subject to specified limits, and such delegation has not been amended, rescinded or superseded as of the date hereof; and

     WHEREAS, the amendments herein are within such limits to the delegated authority of Donna J. Goya;

     NOW, THEREFORE, effective as of the date hereof, the Company amends the LTPP as set forth below:

     1.   Section 4.5 is amended in its entirety to read as follows:

               4.5  Other Termination of Employment.  Except to the extent that
                    -------------------------------
          a payment is made under Section 4.4, all nonvested Rights held by a Participant when he or she ceases to be an Employee shall be forfeited. Except as provided in Section 4.6.b., Rights of a Participant which are forfeited upon termination of employment are not restored upon rehire of the Participant by a Participating Company.
          In addition, an Employee of a Participating Company shall cease to be an Employee for purposes of this Section 4.5 as of the date his or her employer ceases to be a Participating Company.

     2.   Section 4.6 is amended in its entirety to read as follows:

               4.6  Leaves of Absence and Layoff.
                    ----------------------------

                    a. For purposes of the Plan, employment shall be deemed to continue while the Participant is on a Company approved leave of absence for up to 12 months (unless a longer period is approved in writing by the Committee or its delegate). However, in no event shall employment be deemed to continue after the date as of which (i) the Company terminates the Participant's leave of absence or (ii) the Participant is determined to have a Disability.

                    b. If the employment of a Participant is involuntarily terminated by reason of a layoff and the Participant is rehired by a Participating Company within six months of such layoff, then (i) the Rights of such Participant which were forfeited pursuant to Section
          4.5 shall be restored and (ii) the employment of the Participant shall be deemed to have continued during the period between the Participant's layoff and the Participant's reemployment by a Participating Company.

     3. Section 5.1 shall be amended by the addition of the following sentence immediately after the second sentence thereof;

          Effective for payments with respect to Rights awarded in 1994 and thereafter, the maximum amount that may be deferred is ninety-five percent (95%) of each Right.

     4.   Section 11.6 shall be amended in its entirety to read as follows:

               11.6  "Disability" means that:
                      ----------

                     a. The Participant is disabled within the meaning of, and eligible for benefits under, a long-term disability program maintained by the Company; or

                     b. The Participant, in the opinion of the Committee or its delegate, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or can be expected to last for a continuous period of not less than 12 months.

     IN WITNESS WHEREOF, the undersigned has set her hand hereunto as of the date set forth below.


__________________________              _________________________________

Date                                    Donna J. Goya

                               LEVI STRAUSS & CO.
                   DEFERRED COMPENSATION PLAN FOR EXECUTIVES
                                      AND
                           LONG-TERM PERFORMANCE PLAN
                                   AMENDMENTS

     WHEREAS, Levi Strauss & Co, (the "Company") maintains the Deferred Compensation Plan for Executives ("DCPE") and the Long-Term Performance Plan ("LTPP") for the benefit of eligible employees,

     WHEREAS, pursuant to Article 10 of the DCPE, the DCPE may be amended by the company;

     WHEREAS, pursuant to Article 9 of the LTPP, the LTPP may be amended by the Company;

     WHEREAS, in recognition of the potential impact of unexpected changes in the business of the Company and the applicable income tax laws, the Company desires to amend the DCPE and the LTPP to provide participants a limited window during which participants may amend their elections with respect to distributions under the plans;

     WHEREAS, the Board of Directors of the Company has authorized Robert D. Haas, Chairman of the Board and Chief Executive Officer, to adopt certain amendments to the DCPE and the LTPP and to delegate to other officers of the Company the authority to adopt certain amendments to the DCPE and LTPP;

     WHEREAS, Robert D. Haas has delegated to Donna J, Goya, Senior Vice President, the authority to amend the DCPE and the LTPP, subject to specified limits; and

     WHEREAS, the amendments herein are within such limits to the delegated authority of Dona J. Goya;

     NOW, THEREFORE, effective January 1, 1998, the DCPE and the LTPP are amended as set forth below:

     1. The DCPE is amended by the addition of the attached "January 1998 Appendix" to the DCPE; and

     2. The LTPP is amended by the addition of the attached "January 1998 Appendix" to the LTPP.

     IN WITNESS WHEREOF, the undersigned has set her hand hereunto as of the date indicated below.

January __, 1998

                                    ______________________________________
                                    Donna J. Goya, Senior Vice President

                               LEVI STRAUSS & CO.
                           LONG-TERM PERFORMANCE PLAN

                             JANUARY 1998 APPENDIX

     During the period from January 1, 1998 through February 13, 1998, any individual with a Deferred Account under the Plan may revoke and/or change any previous election made under Section 5.9 of the Plan regarding the payment of the Participant's Deferred Account and file a new election (such actions are collectively referred to in this Appendix as a "revised election"). However, any revised election must satisfy the following conditions:

     1. The effective date for a revised election shall be twelve months after the date on which it is received by the Committee;

     2. No revised election shall require payments to be made as of any date prior to the effective date of the revised election nor prevent any payment otherwise scheduled to be made as of any date prior to the effective date of the revised election;

     3.   A revised election must be in form prescribed by the Committee; and

     4. A revised election must be received by the Committee before February 14, 1998.

     Any distribution election made under the provisions of the Plan other than a revised election made under the Appendix shall be effective except to the extent that such election is superseded by a revised election under this Appendix.

                               LEVI STRAUSS & CO.
                           LONG-TERM PERFORMANCE PLAN

                             JANUARY 1998 APPENDIX

     During the period from January 1, 1998 through February 13, 1998, any individual with a Deferred Account under the Plan may revoke and/or change any previous election made under Section 5.9 of the Plan regarding the payment of the Participant's Deferred Account and file a new election (such actions are collectively referred to in this Appendix as a "revised election"). However, any revised election must satisfy the following conditions:

     1. The effective date for a revised election shall be twelve months after the date on which it is received by the Committee;

     2. No revised election shall require payments to be made as of any date prior to the effective date of the revised election nor prevent any payment otherwise scheduled to be made as of any date prior to the effective date of the revised election;

     3.   A revised election must be in form prescribed by the Committee; and

     4. A revised election must be received by the Committee before February 14, 1998.

     Any distribution election made under the provisions of the Plan other than a revised election made under the Appendix shall be effective except to the extent that such election is superseded by a revised election under this Appendix.

                           MEMORANDUM UNDER ARTICLE 5

            LEVI STRAUSS ASSOCIATES INC. LONG-TERM PERFORMANCE PLAN


                       With respect to Rights granted in 1986 only, the last

                       time for a filing deferral election shall be August 31,

                       1988.

                           MEMORANDUM UNDER ARTICLE 5

            LEVI STRAUSS ASSOCIATES INC. LONG-TERM PERFORMANCE PLAN


                       With respect to Rights granted in 1986 only, the last

                       time for filing a deferral election shall be August 31,

                       1988.